Municipal Bond Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of Shareholders for the Fund was held to consider the following proposals. The results of the proposal are indicated below. Proposal 1 To approve the proposed reorganization of the Fund into Wells Fargo Advantage Municipal Bond Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust:
Net assets voted For $828,262,203
Net assets voted Against $ 33,430,027
Net assets voted Abstain $ 29,986,077

Strategic Municipal Bond Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 21, 2010, a Special Meeting of Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below. Proposal 1 To approve the proposed reorganization of the Fund into Wells Fargo
Advantage Strategic Municipal Bond Fund, which will be a new series of Wells Fargo Funds Trust, a Delaware statutory trust:
Net assets voted For $254,959,114
Net assets voted Against $ 77,366,410
Net assets voted Abstain $ 26,499,173

High Income Municipal Bond Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below. Proposal 1 To approve the proposed reorganization of the Fund into Wells Fargo
Advantage Municipal Bond Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust:
Net assets voted For $75,057,896
Net assets voted Against $ 2,952,314
Net assets voted Abstain $ 3,131,898

Short-Intermediate Municpal Bond Fund
SPECIAL MEETING OF SHAREHOLDERS
On June 8, 2010, a Special Meeting of Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below. Proposal 1 The proposed reorganization of the Fund into Wells Fargo Advantage
Short-Term Municipal Bond Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust:
Net assets voted For $131,706,859
Net assets voted Against $ 2,927,224
Net assets voted Abstain $ 4,123,836